EXHIBIT 21.1

MARQUEE HOLDINGS INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

MARQUEE HOLDINGS INC. (Delaware)

AMC ENTERTAINMENT INC. (Delaware)

LCE AcquisitionSub, Inc. (Delaware)

LCE Mexican Holdings, Inc. (Delaware)

Symphony Subsisting Vehicle, S.R.L. de C.V. (24% LCEMHI & 76% LCEIH) (Mexico)

LCE Lux HoldCo S.à r.l. (Luxembourg)

LCE Italian Holdco S.r.l (Italy)

    Grupo Cinemex, S.A. de C.V. (Mexico)

Cadena Mexicana de Exhibición, S.A. de C.V. (Mexico)

Arrendadora Inmobiliaria Cinematográfica S.A. de C.V. (Mexico)

Cinemex Altavista, S.A. de C.V. (Mexico)

Cinemex Aragón, S.A. de C.V. (Mexico)

Cinemex Coacalco, S.A. de C.V. (Mexico)

Cinemex Coapa, S.A. de C.V. (Mexico)

Cinemex Cuauhtémoc, S.A. de C.V. (Mexico)

Cinemex Cuicuilco, S.A. de C.V. (Mexico)

Cinemex Diana, S.A. de C.V. (Mexico)

Cinemex Ecatepec, S.A. de C.V. (Mexico)

Cinemex El Risco, S.A. de C.V. (Mexico)

Cinemex El Rosario, S.A. de C.V. (Mexico)

Cinemex Galerias, S.A. de C.V. (Mexico)

Cinemex Ixtapaluca, S.A. de C.V. (Mexico)

Cinemex Izcalli, S.A. de C.V. (Mexico)

Cinemex Iztapalapa, S.A. de C.V. (Mexico)

Cinemex Jacarandas, S.A. de C.V. (Mexico)

Cinemex Las Plazas Guadalajara, SA de C.V. (Mexico)

Cinemex Legaria, S.A. de C.V. (Mexico)

Cinemex Loreto, S.A. de C.V.  (Mexico)

Cinemex Los Atrios, S.A. de C.V. (Mexico)

Cinemex Los Reyes, S.A. de C.V. (Mexico)

Cinemex Magnocentro, S.A. de C.V. (Mexico)

Cinemex Manacar, S.A. de C.V. (Mexico)

Cinemex Masaryk, S.A. de C.V. (Mexico)

Cinemex Metepec, S.A. de C.V. (Mexico)

Cinemex Misterios, S.A. de C.V. (Mexico)

Cinemex Morelia, S.A. de C.V. (Mexico)

Cinemex Mundo E, S.A. de C.V. (Mexico)

Cinemex Palacio Chino, S.A. de C.V. (Mexico)

Cinemex Palomas, S.A. de C.V. (Mexico)

Cinemex Parque Delta, S.A. de C.V. (Mexico)

Cinemex Perinorte, S.A. de C.V. (Mexico)

Cinemex Plaza Insurgentes, S.A. de C.V. (Mexico)

Cinemex Plaza Sur, S.A. de C.V. (Mexico)

Cinemex Polanco, S.A. de C.V. (Mexico)

Cinemex Producciones, S.A. de C.V. (Mexico)

Operadora Moliere, S.A. de C.V. (Mexico)

Teatro Polanco, S.A. de C.V. (Mexico)

Producciones Expreso Astral, S.A. de C.V. (Mexico)

Cinemex Puebla, S.A. de C.V. (Mexico)

Cinemex Real, S.A. de C.V. (Mexico)

Cinemex San Antonio, S.A. de C.V. (Mexico)

Cinemex San Mateo, S.A. de C.V. (Mexico)

Cinemex Santa Fe, S.A. de C.V. (Mexico)

Cinemex Tenayuca, S.A. de C.V. (Mexico)

Cinemex Ticoman, S.A. de C.V. (Mexico)

Cinemex Toluca II, S.A. de C.V. (Mexico)

Cinemex Universidad, S.A. de C.V. (Mexico)

Cinemex WTC, S.A. de C.V. (Mexico)

Cinemex Zaragoza, S.A. de C.V. (Mexico)

FICC Ciudad de Mexico, S.A. de C.V. (Mexico)

Operadora de Cinemas, S.A. de C.V. (Mexico)

Servicios Cinematogràficos Especializados S.A. de C.V. (Mexico)

Serviuno, S.A. de C.V. (Mexico)

American Multi-Cinema, Inc. (Missouri)

Five subsidiaries that are the holders of liquor licenses for theatres in the District of Columbia, Washington, Massachusetts, Wisconsin and Illinois.

AMC Card Processing Services, Inc. (Arizona)

Eton Amusement Corporation (New York)

Farmers Cinemas, Inc.  (Delaware)

Forty-Second Street Cinemas, Inc. (New York)

Fountain Cinemas, Inc. (Texas)

Investplex BV (Netherlands)

De Laurentiis Cineplex S.r.L. (Italy)

Kips Bay Cinemas, Inc. (Delaware)

Lance Theatre Corporation  (New York)

LCI Holdings Finance CV (Netherlands)  (80% AMC)

LCI Intangible Holdings (Cayman) L.D.C. (Cayman Islands)

Liberty Tree Cinema Corp. (Massachusetts)

Loeks Acquisition Corp. (Delaware)

Loeks-Star Partners (Michigan) (50%)

Loews Akron Cinemas, Inc. (Delaware)

Loews Arlington Cinemas, Inc. (Delaware)

Loews Arlington West Cinemas, Inc. (Texas)

Loews Baltimore Cinemas, Inc.(Maryland)

Loews Berea Cinemas, Inc. (Delaware)

Loew’s California Theatres, Inc.  (New York)

Loews Centerpark Cinemas, Inc. (Maryland)

Loews Century Mall Cinemas, Inc. (Indiana)

Loews Cheri Cinemas, Inc.  (Massachusetts)

Loews Cherry Tree Mall Cinemas, Inc. (Indiana)

Loews Chicago Cinemas, Inc. (Illinois)

Loews Cineplex Entertainment Gift Card Corporation (Virginia)

Loews Cineplex International Holdings, Inc. (Delaware)

Yelmo Cineplex S.L.  (Spain) (50%)

Yelmo Films, S.L.U. (Spain)

Loews Cineplex U.S. Callco, LLC (Delaware)

Cineplex Odeon (Barbados), Inc. (Barbados)

Loews Mauritius Holding Company (Mauritius)

Loews Citywalk Theatre Corporation (California)

Citywalk Big Screen Theatres (California) (Partnership 50%)

Loews Connecticut Cinemas, Inc. (Connecticut)

Loews Deauville North Cinemas, Inc. (Texas)

Loews East Hanover Cinemas, Inc. (New Jersey)

Loews Fort Worth Cinemas, Inc.  (Texas)

Loews Freehold Mall Cinemas, Inc. (New Jersey)

Loews Fresh Pond Cinemas, Inc. (Massachusetts)

Loews Greenwood Cinemas, Inc. (Delaware)

Loews Houston Cinemas, Inc. (Texas)

Loews Lafayette Cinemas, Inc. (Indiana)

Loews Lincoln Plaza Cinemas, Inc. (Texas)

Loews Meadowland Cinemas 8, Inc. (New Jersey)

Loews Meadowland Cinemas, Inc.  (New Jersey)

Loews Merrillville Cinemas, Inc.  (Illinois)

Loews Montgomery Cinemas, Inc.  (Pennsylvania)

Loews Mountainside Cinemas, Inc. (New Jersey)

Loews New Jersey Cinemas, Inc. (New Jersey)

Loews Newark Cinemas, Inc.  (New Jersey)

Loews Pentagon City Cinemas, Inc. (Virginia)

Loews Richmond Mall Cinemas, Inc.  (Ohio)

Loews Ridgefield Park Cinemas, Inc.  (New Jersey)

Loews Theatre Management Corp. (Delaware)

Loews Theatres Clearing Corp.  (Delaware)

Loews Toms River Cinemas, Inc. (New Jersey)

Loews Kaplan Cinema Associates Partnership (New Jersey) (Partnership 50%)

Loews Vestal Cinemas, Inc. (Delaware)

Loews Washington Cinemas, Inc. (Delaware)

Loews West Long Branch Cinemas, Inc.  (New Jersey)

Loews USA Cinemas Inc. (Delaware)

S&J Theatres Inc. (California)

Magic Johnson Theatres Limited Partnership (California) (Limited Partnership 99.99%)

Loews-Hartz Music Makers Theatres, Inc. (New Jersey)

Music Makers Theatres, Inc. (New Jersey)

Brick Plaza Cinemas, Inc. (New Jersey)

Jersey Garden Cinemas, Inc. (New Jersey)

New Brunswick Cinemas, Inc. (New Jersey)

Red Bank Theatre Corporation (New Jersey)

Stroud Mall Cinemas, Inc.(Pennsylvania)

LTM Turkish Holdings, Inc. (Delaware)

Parkchester Amusement Corporation  (New York)

Parsippany Theatre Corp. (New Jersey)

Plitt Theatres, Inc. (Delaware)

Downtown Boston Cinemas, LLC (Delaware)

Loews North Versailles Cinemas, LLC  (Delaware)

Loews Plainville Cinemas, LLC (Delaware)

Methuen Cinemas, LLC (Delaware)

Ohio Cinemas, LLC (Delaware)

Plitt Southern Theatres, Inc. (Delaware)

Richmond Mall Cinemas, LLC (Delaware)

RKO Century Warner Theatres, Inc. (Delaware)

Gateway Cinemas, LLC (Delaware)

Lewisville Cinemas, LLC (Delaware)

Loews Garden State Cinemas, LLC (Delaware)

Springfield Cinemas, LLC (Delaware)

The Walter Reade Organization, Inc.  (Delaware)

Universal Cineplex Odeon Joint Venture (Florida) (50%)

Waterfront Cinemas, LLC (Delaware)

South Holland Cinemas, Inc.  (Illinois)

Star Theatres, Inc. (Delaware)

Star Theatres of Michigan, Inc. (Delaware)

Loeks-Star Partners (Michigan) (50%)

Talent Booking Agency, Inc. (New York)

Theater Holdings, Inc. (Delaware)

Crescent Advertising Corporation (New York)

Allied Crescent Advertising Company (New York) (50%)

Fall River Cinema, Inc. (Massachusetts)

U.S.A. Cinemas, Inc. (Delaware)

Loews Bristol Cinemas, Inc. (Connecticut)

Mid-States Theatres, Inc. (Ohio)

Nickelodeon Boston, Inc.  (Massachusetts)

Sack Theatres, Inc. (Massachusetts)

Webster Chicago Cinemas, Inc.  (Illinois)

White Marsh Cinemas, Inc. (New Jersey)

AMC Entertainment International, Inc. (Delaware)

AMC Entertainment International Limited (United Kingdom)

AMC Entertainment España S.A. (Spain)

Actividades Multi-Cinemas E Espectaculos, LDA (Portugal)

AMC Theatres of U.K. Limited (United Kingdom)

AMC Europe S.A. (France)

National Cinema Network, Inc. (Delaware)

National Cinema Network of Canada, Inc. (Canada-Nova Scotia)

National Cinemedia, L.L.C. (Delaware 370 Units owned by NCN)

AMC Realty, Inc. (Delaware)

Centertainment, Inc. (Delaware)

Centertainment Development, Inc. (Delaware)

Burbank Entertainment Village, L.L.C. (Delaware)

General Cinema International, Inc. (Delaware)

 50% (unconsolidated) Hoyts General Cinema South America, Inc. (Cayman Islands)

GCC/Hoyts Brazil Holdings, Inc. (Cayman Islands)

General Cinemas do Brazil Empreendimentos, Ltda. (Brazil)

BOCA Holdings, Inc. (Cayman Islands)

Hoyts General Cinema de Argentina S.A. (Argentina)

Hoyts Cinemas (Chile) Holdings Limited (Cayman Islands)

94% Hoyts Cinemas Chile, S.A. (Chile)

50%GCC/Hoyts Uruguay, Inc. (Cayman Islands)

Telnir S.A. (Uruguay)